UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:   January 27, 2017

(Date of earliest event reported)

United Therapeutics Corporation

(Exact name of registrant as specified in its charter)

Commission File Number:  000-26301

Delaware	52-1984749
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1040 Spring Street

Silver Spring, MD 20910

(Address of principal executive offices, including zip code)

(301) 608-9292

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on January 29, 2016, United Therapeutics Corporation (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) with certain of its subsidiaries party thereto, as guarantors (the “Guarantors”), the lenders referred to therein, and Wells Fargo Bank, National Association, as administrative agent and as a swingline lender. The Credit Agreement provides for an unsecured, revolving credit facility of up to $1.0 billion. The facility had an original scheduled maturity of January 29, 2021 but, subject to the provisions of the Credit Agreement, including a requirement that no more than two such extensions be exercised, each lender thereunder may elect to extend the maturity date of its commitments and loans by one year following a request for such extension by the Company in accordance with the terms of the Credit Agreement.

Pursuant to Section 2.7 of the Credit Agreement, the maturity of the commitments and loans of each lender under the Credit Agreement has been extended by one year to January 29, 2022. The maturity extension became effective as of January 27, 2017.

The foregoing summary is qualified by reference to the copy of the Credit Agreement attached as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on February 1, 2016, the full text of which is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the extension of the Credit Agreement is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United Therapeutics Corporation

Date: January 30, 2017	By:	/s/ Paul A. Mahon
	Name:	Paul A. Mahon
	Title:	Executive Vice President, General Counsel and Corporate Secretary